Exhibit 99.1

Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Third Quarter 2019 Results
DELAWARE, Ohio (August 28, 2019) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced third quarter 2019 results.
Third Quarter Highlights include (all results compared to the third quarter of 2018 unless otherwise noted):

•	Net sales increased by $240.5 million to $1,252.6 million.

•	Gross profit increased by $62.3 million to $279.4 million.

•
Net income of $62.7 million or $1.06 per diluted Class A share decreased compared to net income of $67.7 million or $1.15 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $74.7 million or $1.26 per diluted Class A share increased compared to net income, excluding the impact of adjustments, of $70.9 million or $1.20 per diluted Class A share. Adjusted EBITDA(2) increased by $57.5 million to $203.8 million.

•	Net cash provided by operating activities increased by $90.2 million to $141.5 million. Adjusted free cash flow(3) increased by $26.0 million to $107.1 million.
"Greif produced solid third quarter 2019 results despite ongoing market softness and a weakening industrial economy," said Pete Watson, Greif's President and Chief Executive Officer. “Third quarter adjusted EBITDA rose by roughly 39.0 percent versus the prior year quarter, while Class A earnings per share, excluding the impact of adjustments, increased by 5.0 percent."
"Our newly acquired Caraustar operations performed better than our original assumptions. However, we faced weaker market demand in our containerboard operations and in certain segments of our Rigid Industrial Packaging business. In light of external headwinds, we are implementing additional optimization measures in parts of our portfolio to lower costs and better navigate challenging market conditions. We remain laser focused on those areas within our control to more profitability serve our customers. I remain highly confident in our long term plan to drive more sustainable free cash flow, delever our balance sheet, and grow our profits."

(1)
A summary of all adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are set forth in the Selected Financial Highlights table following the Company Outlook in this release.

(2)
Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

(3)
Adjusted free cash flow is defined as net cash provided by operating activities, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, plus an additional one-time $65.0 million contribution made by the Company to its U.S. defined benefit plan during the third quarter of 2018, less cash paid for purchases of properties, plants and equipment.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Customer Service
The Company's consolidated CSI(4) score improved by roughly two percent versus the prior year quarter and was flat sequentially to second quarter fiscal 2019. Greif's objective is that each business segment delivers a consistent CSI score of 95.0 or better. CSI for the Rigid Industrial Packaging & Services segment and Flexible Products & Services segment were roughly flat to the prior year quarter at 90.2 and 93.5, respectively. CSI for the Paper Packaging & Services segment was 89.0, or roughly seven percent lower than the prior year quarter. The Paper Packaging & Services segment’s CSI results included the newly acquired Caraustar operations for the first time. Excluding the Caraustar operations, the Paper Packaging & Services segment’s CSI for the fiscal third quarter 2019 would have been 95.5.
Segment Results (all results compared to the third quarter of 2018 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(5) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the third quarter of 2019 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from Caraustar’s primary products are not included in the table below, but will be included in the Paper Packaging & Services segment starting in the second quarter of fiscal 2020:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(3.2)%	—	(4.5)%
Volume	(5.7)%	(8.8)%	(6.5)%
Selling Prices and Product Mix	2.0%	(2.5)%	3.1%
Total Impact of Primary Products	(6.9)%	(11.3)%	(7.9)%

Rigid Industrial Packaging & Services
Net sales decreased by $45.5 million to $642.1 million. Net sales excluding foreign currency translation decreased by $29.3 million due primarily to continued softness in Western/Central Europe, APAC and the U.S., partially offset by a 2.0 percent increase in selling prices on our primary products as a result of strategic pricing decisions.
Gross profit decreased by $12.3 million to $126.5 million. The decrease in gross profit was primarily due to the same factors that impacted net sales. The prior year period included a one-time freight expense adjustment that positively impacted gross profit by $4.6 million.
Operating profit decreased by $7.7 million to $54.3 million primarily due to the same factors that impacted net sales, partially offset by a decrease in the segment's SG&A expense. Adjusted EBITDA remained flat to prior year at $82.8 million.
Paper Packaging & Services
Net sales increased by $294.4 million to $530.0 million. The increase in sales was primarily due to $320.4 million of contribution from the acquired Caraustar operations, partially offset by lower published containerboard prices and decreased volumes in our legacy operations.
Gross profit increased by $75.2 million to $134.7 million. The increase in gross profit was primarily due to $81.6 million of contribution from the acquired Caraustar operations, partially offset by the same factors that impacted net sales.
Operating profit increased by $19.0 million to $63.1 million. Adjusted EBITDA increased by $57.9 million to $111.0 million primarily due to $65.4 million of contribution from the acquired Caraustar operations, partially offset by the same factors that impacted net sales.
Flexible Products & Services
Net sales decreased by $8.1 million to $74.5 million. Net sales excluding foreign currency translation decreased by $4.9 million due primarily to continued softness in Western Europe.

Gross profit decreased by $0.7 million to $16.0 million primarily due to the same factors that impacted net sales, partially offset by favorable raw material costs.
Operating profit decreased by $0.8 million to $5.0 million. Adjusted EBITDA decreased by $0.6 million to $7.2 million. The decrease in adjusted EBITDA was primarily due to the same factors that impacted gross profit.
Land Management
Net sales increased by $0.1 million to $6.0 million.
Operating profit increased by $1.1 million to $3.2 million. Adjusted EBITDA increased by $0.2 million to $2.8 million.
Tax Summary
During the third quarter, the Company recorded an income tax rate of 29.1 percent and a tax rate excluding the impact of adjustments of 27.7 percent. The Company recorded a one-time $3.1 million recycling tax credit during the third quarter that favorably impacted the tax rate. As previously disclosed, the application of FIN 18 may cause fluctuations in our quarterly effective tax rates. For fiscal 2019, the Company expects its tax rate to range between 29-33 percent and its tax rate excluding adjustments to range between 28-32 percent.
Dividend Summary
On August 27, 2019, the Board of Directors declared quarterly cash dividends of $0.44 per share of Class A Common Stock and $0.66 per share of Class B Common Stock. Dividends are payable on October 1, 2019, to stockholders of record at the close of business on September 17, 2019.
Company Outlook

(in millions, except per share amounts)	Fiscal 2019 Outlook Reported at Q2	Fiscal 2019 Outlook Reported at Q3
Class A earnings per share before special items	$3.70 - $4.00	$3.70 - $4.00
Adjusted free cash flow	$230 - $250	$230 - $250
Note: 2019 Class A earnings per share and tax rate guidance on a GAAP basis are not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash pension settlement charges; or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2019 Class A earnings per share before adjustments guidance or tax rate excluding the impact of adjustments guidance, both non-GAAP financial measures which exclude gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement charges, acquisition costs, restructuring and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2019 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

(4)	Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.

(5)
Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except for per share amounts)	2019	2018	2019	2018
Selected Financial Highlights
Net sales	$1,252.6	$1,012.1	$3,362.9	$2,886.1
Gross profit	279.4	217.1	700.9	584.1
Gross profit margin	22.3%	21.5%	20.8%	20.2%
Operating profit	125.6	114.0	283.4	267.2
EBITDA(6)	188.9	142.2	431.6	350.1
Adjusted EBITDA(7)	203.8	146.3	472.1	361.7
Net cash provided by operating activities	141.5	51.3	194.1	55.8
Adjusted free cash flow(8)	107.1	81.1	117.6	29.5
Net income attributable to Greif, Inc.	62.7	67.7	106.0	169.3
Diluted Class A earnings per share attributable to Greif, Inc.	$1.06	$1.15	$1.80	$2.88
Adjusted Diluted Class A earnings per share attributable to Greif, Inc.	$1.26	$1.20	$2.72	$2.45
Adjustments
Restructuring charges	$9.1	$3.7	$20.3	$13.8
Acquisition-related costs	5.8	0.5	22.2	0.7
Debt extinguishment charges	0.1	—	22.0	—
Non-cash asset impairment charges	—	0.8	2.1	4.1
Non-cash pension settlement charge	—	0.4	—	0.4
Gain on disposal of properties, plants and equipment and businesses, net	—	(1.3)	(4.1)	(7.4)
Tax net expense (benefit) resulting from the Tax Reform Act	—	—	—	(33.4)
Total Adjustments	$15.0	$4.1	$62.5	$(21.8)

	July 31, 2019	October 31, 2018	July 31, 2018	October 31, 2017
Operating working capital(9)	$675.3	$342.4	$394.0	$327.3

(6)EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization.
(7)Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.
(8)Adjusted free cash flow is defined as net cash provided by operating activities, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, less cash paid for purchases of properties, plants and equipment.
(9)Operating working capital is defined as trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the third quarter of 2019 results on August 29, 2019, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 833-231-8265. The Greif ID is 5799875. The number for international callers is +1-647-689-4110. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our transformation and growth objectives, (iii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) changes in U.S. trade policies could impact the cost of imported goods into the U.S., which may materially impact or revenues or increase our operating costs, (x) the results of the United Kingdom’s referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, (xi) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (xii) we may encounter difficulties arising from acquisitions, including the inability to realize projected synergies (xiii) in connection with acquisitions or divestitures, we may become subject to liabilities (xiv) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xv) we could be subject to changes our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xvi) full realization of our deferred tax assets may be affected by a number of factors, (xvii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xviii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xix) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xx) our business may be adversely impacted by work stoppages and other labor relations matters, (xxi) we may not successfully identify illegal immigrants in our workforce, (xxii) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxiii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxiv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xxv) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxvi) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxix) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxx) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxxi) changes in U.S. generally accepted accounting principles (U.S. GAAP) and SEC rules and regulations could materially impact our reported results, (xxxii) if the Company fails to maintain an effective system of internal control, the Company may not be able to accurately report financial results or prevent fraud, and (xxxiii) the Company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except per share amounts)	2019	2018	2019	2018
Net sales	$1,252.6	$1,012.1	$3,362.9	$2,886.1
Cost of products sold	973.2	795.0	2,662.0	2,302.0
Gross profit	279.4	217.1	700.9	584.1
Selling, general and administrative expenses	138.9	99.4	377.0	305.7
Restructuring charges	9.1	3.7	20.3	13.8
Acquisition-related costs	5.8	0.5	22.2	0.7
Non-cash asset impairment charges	—	0.8	2.1	4.1
Gain on disposal of properties, plants and equipment, net	(1.3)	(1.4)	(7.1)	(7.5)
Loss on disposal of businesses, net	1.3	0.1	3.0	0.1
Operating profit	125.6	114.0	283.4	267.2
Interest expense, net	34.5	12.1	80.1	38.4
Non-cash pension settlement charge	—	0.4	—	0.4
Debt extinguishment charges	0.1	—	22.0	—
Other (income) expense, net	(1.1)	4.8	1.0	15.0
Income before income tax expense and equity earnings of unconsolidated affiliates, net	92.1	96.7	180.3	213.4
Income tax expense	26.8	25.7	58.3	31.2
Equity earnings of unconsolidated affiliates, net of tax	(2.2)	(1.0)	(2.4)	(1.8)
Net income	67.5	72.0	124.4	184.0
Net income attributable to noncontrolling interests	(4.8)	(4.3)	(18.4)	(14.7)
Net income attributable to Greif, Inc.	$62.7	$67.7	$106.0	$169.3
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.06	$1.15	$1.80	$2.88
Class B common stock	$1.59	$1.72	$2.68	$4.31
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.06	$1.15	$1.80	$2.88
Class B common stock	$1.59	$1.72	$2.68	$4.31
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	25.9	26.2	25.9
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	25.9	26.2	25.9
Class B common stock	22.0	22.0	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	July 31, 2019	October 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$75.8	$94.2
Trade accounts receivable	720.3	456.7
Inventories	413.5	289.5
Other current assets	132.2	136.3
	1,341.8	976.7
LONG-TERM ASSETS
Goodwill	1,561.9	776.0
Intangible assets	794.3	80.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	125.5	118.7
	2,532.6	1,026.2
PROPERTIES, PLANTS AND EQUIPMENT	1,678.0	1,191.9
	$5,552.4	$3,194.8
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$458.5	$403.8
Short-term borrowings	8.8	7.3
Current portion of long-term debt	83.7	18.8
Other current liabilities	286.0	240.3
	837.0	670.2
LONG-TERM LIABILITIES
Long-term debt	2,786.0	884.1
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	688.0	407.5
	3,517.3	1,334.9
REDEEMABLE NONCONTROLLING INTERESTS	22.5	35.5
EQUITY
Total Greif, Inc. equity	1,120.6	1,107.8
Noncontrolling interests	55.0	46.4
	1,175.6	1,154.2
	$5,552.4	$3,194.8

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$67.5	$72.0	$124.4	$184.0
Depreciation, depletion and amortization	60.0	32.4	146.8	96.5
Asset impairments	—	0.8	2.1	4.1
Pension settlement loss	—	0.4	—	0.4
Other non-cash adjustments to net income	3.3	(4.2)	7.6	(41.4)
Operating working capital changes	(9.5)	12.9	(52.5)	(72.3)
Deferred purchase price on sold receivables	—	(7.5)	(6.9)	(32.3)
Increase (decrease) in cash from changes in other assets and liabilities	20.2	(55.5)	(27.4)	(83.2)
Net cash provided by operating activities	141.5	51.3	194.1	55.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(29.5)	—	(1,857.9)	—
Purchases of properties, plants and equipment	(40.2)	(35.7)	(103.8)	(92.0)
Purchases of and investments in timber properties	(1.8)	(1.7)	(4.1)	(6.6)
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	6.7	3.0	17.7	12.9
Proceeds on insurance recoveries	—	—	0.2	—
Net cash used in investing activities	(64.8)	(34.4)	(1,947.9)	(85.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(64.4)	4.6	1,876.9	69.5
Dividends paid to Greif, Inc. shareholders	(26.1)	(24.8)	(77.9)	(74.0)
Payments for extinguishment and issuance of debt	—	—	(44.1)	—
Other	(0.9)	(1.1)	(19.5)	(4.5)
Net cash provided by (used for) financing activities	(91.4)	(21.3)	1,735.4	(9.0)
Reclassification of cash to assets held for sale	—	—	—	—
Effects of exchange rates on cash	0.7	(3.0)	—	(2.5)
Net increase (decrease) in cash and cash equivalents	(14.0)	(7.4)	(18.4)	(41.4)
Cash and cash equivalents, beginning of period	89.8	108.2	94.2	142.3
Cash and cash equivalents, end of period	$75.8	$100.8	$75.8	$100.9

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2019	2018	2019	2018
Net sales:
Rigid Industrial Packaging & Services	$642.1	$687.6	$1,871.6	$1,965.7
Paper Packaging & Services	530.0	236.0	1,244.9	653.7
Flexible Products & Services	74.5	82.6	226.6	246.7
Land Management	6.0	5.9	19.8	20.0
Total net sales	$1,252.6	$1,012.1	$3,362.9	$2,886.1
Gross profit:
Rigid Industrial Packaging & Services	$126.5	$138.8	$346.1	$374.1
Paper Packaging & Services	134.7	59.5	296.9	152.7
Flexible Products & Services	16.0	16.7	50.0	49.5
Land Management	2.2	2.1	7.9	7.8
Total gross profit	$279.4	$217.1	$700.9	$584.1
Operating profit:
Rigid Industrial Packaging & Services	$54.3	$62.0	$124.6	$140.4
Paper Packaging & Services	63.1	44.1	128.6	105.0
Flexible Products & Services	5.0	5.8	22.2	14.0
Land Management	3.2	2.1	8.0	7.8
Total operating profit	$125.6	$114.0	$283.4	$267.2
EBITDA(10):
Rigid Industrial Packaging & Services	$74.3	$78.3	$180.0	$189.1
Paper Packaging & Services	103.2	52.8	212.6	129.9
Flexible Products & Services	7.1	7.8	27.8	20.0
Land Management	4.3	3.3	11.2	11.1
Total EBITDA	$188.9	$142.2	$431.6	$350.1
Adjusted EBITDA(11):
Rigid Industrial Packaging & Services	$82.8	$82.8	$200.4	$202.4
Paper Packaging & Services	111.0	53.1	239.6	130.2
Flexible Products & Services	7.2	7.8	22.8	20.3
Land Management	2.8	2.6	9.3	8.8
Total Adjusted EBITDA	$203.8	$146.3	$472.1	$361.7

(10)EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(11)Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2019	2018	2019	2018
Net sales:
United States	$767.7	$506.0	$1,965.5	$1,402.2
Europe, Middle East and Africa	353.6	372.6	1,009.2	1,074.6
Asia Pacific and other Americas	131.3	133.5	388.2	409.3
Total net sales	$1,252.6	$1,012.1	$3,362.9	$2,886.1
Gross profit:
United States	$183.5	$125.6	$443.6	$323.9
Europe, Middle East and Africa	73.3	69.9	196.0	198.7
Asia Pacific and other Americas	22.6	21.6	61.3	61.5
Total gross profit	$279.4	$217.1	$700.9	$584.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA(12)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2019	2018	2019	2018
Net income	$67.5	$72.0	$124.4	$184.0
Plus: Interest expense, net	34.5	12.1	80.1	38.4
Plus: Debt extinguishment charges	0.1	—	22.0	—
Plus: Income tax expense	26.8	25.7	58.3	31.2
Plus: Depreciation, depletion and amortization expense	60.0	32.4	146.8	96.5
EBITDA	$188.9	$142.2	$431.6	$350.1
Net income	$67.5	$72.0	$124.4	$184.0
Plus: Interest expense, net	34.5	12.1	80.1	38.4
Plus: Debt extinguishment charges	0.1	—	22.0	—
Plus: Income tax expense	26.8	25.7	58.3	31.2
Plus: Non-cash pension settlement charges	—	0.4	—	0.4
Plus: Other expense, net	(1.1)	4.8	1.0	15.0
Plus: Equity earnings of unconsolidated affiliates, net of tax	(2.2)	(1.0)	(2.4)	(1.8)
Operating profit	$125.6	$114.0	$283.4	$267.2
Less: Other expense, net	(1.1)	4.8	1.0	15.0
Less: Non-cash pension settlement charges	—	0.4	—	0.4
Less: Equity earnings of unconsolidated affiliates, net of tax	(2.2)	(1.0)	(2.4)	(1.8)
Plus: Depreciation, depletion and amortization expense	60.0	32.4	146.8	96.5
EBITDA	$188.9	$142.2	$431.6	$350.1
Plus: Restructuring charges	9.1	3.7	20.3	13.8
Plus: Acquisition-related costs	5.8	0.5	22.2	0.7
Plus: Non-cash asset impairment charges	—	0.8	2.1	4.1
Plus: Non-cash pension settlement charges	—	0.4	—	0.4
Less: Gain on disposal of properties, plants, equipment, and businesses, net	—	(1.3)	(4.1)	(7.4)
Adjusted EBITDA	$203.8	$146.3	$472.1	$361.7

(12) Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(13)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2019	2018	2019	2018
Rigid Industrial Packaging & Services
Operating profit	54.3	62.0	124.6	140.4
Less: Other expense, net	0.8	4.8	4.0	14.9
Less: Non-cash Pension settlement charge	—	0.4	—	0.4
Less: Equity earnings of unconsolidated affiliates, net of tax	(2.2)	(1.0)	(2.4)	(1.8)
Plus: Depreciation and amortization expense	18.6	20.5	57.0	62.2
EBITDA	$74.3	$78.3	$180.0	$189.1
Plus: Restructuring charges	7.0	3.3	15.0	13.1
Plus: Acquisition-related costs	0.1	0.5	0.4	0.7
Plus: Non-cash asset impairment charges	—	0.8	2.1	4.1
Plus: Non-cash pension settlement charges	—	0.4	—	0.4
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	1.4	(0.5)	2.9	(5.0)
Adjusted EBITDA	$82.8	$82.8	$200.4	$202.4
Paper Packaging & Services
Operating profit	63.1	44.1	128.6	105.0
Less: Other (income) expense, net	(1.2)	0.2	(2.1)	0.7
Plus: Depreciation and amortization expense	38.9	8.9	81.9	25.6
EBITDA	$103.2	$52.8	$212.6	$129.9
Plus: Restructuring charges	2.1	0.3	5.2	0.3
Plus: Acquisition-related costs	5.7	—	21.8	—
Adjusted EBITDA	$111.0	$53.1	$239.6	$130.2
Flexible Products & Services
Operating profit	5.0	5.8	22.2	14.0
Less: Other (income) expense, net	(0.7)	(0.2)	(0.9)	(0.6)
Plus: Depreciation and amortization expense	1.4	1.8	4.7	5.4
EBITDA	$7.1	$7.8	$27.8	$20.0
Plus: Restructuring charges	—	0.1	—	0.4
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	0.1	(0.1)	(5.0)	(0.1)
Adjusted EBITDA	$7.2	$7.8	$22.8	$20.3
Land Management
Operating profit	3.2	2.1	8.0	7.8
Plus: Depreciation, depletion and amortization expense	1.1	1.2	3.2	3.3
EBITDA	$4.3	$3.3	$11.2	$11.1
Plus: Restructuring charges	—	—	0.1	—
Less: Gain on disposal of properties, plants, equipment, net	(1.5)	(0.7)	(2.0)	(2.3)
Adjusted EBITDA	$2.8	$2.6	$9.3	$8.8
Consolidated EBITDA	$188.9	$142.2	$431.6	$350.1
Consolidated Adjusted EBITDA	$203.8	$146.3	$472.1	$361.7

(13) Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(14)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2019	2018	2019	2018
Net cash provided by operating activities	$141.5	$51.3	$194.1	$55.8
Cash paid for purchases of properties, plants and equipment	(40.2)	(35.7)	(103.8)	(92.0)
Free cash flow	$101.3	$15.6	$90.3	$(36.2)
Cash paid for acquisition-related costs	5.8	0.5	22.2	0.7
Cash paid for debt issuance costs(15)	—	—	5.1	—
Additional U.S. pension contribution	—	65.0	—	65.0
Adjusted free cash flow	$107.1	$81.1	$117.6	$29.5
(14)Adjusted free cash flow is defined as net cash provided by operating activities, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, plus additional one-time $65.0 million contribution made by the Company to its U.S. defined benefit plan during the third quarter of 2018, less cash paid for purchases of properties, plants and equipment.
(15)Cash paid for debt issuance costs is defined as cash payments for debt issuance related expenses included within net cash used in operating activities.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended July 31, 2019	$92.1	$26.8	$(2.2)	$4.8	$62.7	$1.06	29.1%
Gain on disposal of properties, plants, equipment and businesses, net	—	(0.1)	—	0.1	—	—
Restructuring charges	9.1	1.5	—	—	7.6	0.13
Debt extinguishment charges	0.1	—	—	—	0.1	—
Acquisition-related costs	5.8	1.5	—	—	4.3	0.07
Excluding Adjustments	$107.1	$29.7	$(2.2)	$4.9	$74.7	$1.26	27.7%

Three months ended July 31, 2018	$96.7	$25.7	$(1.0)	$4.3	$67.7	$1.15	26.6%
Gain on disposal of properties, plants, equipment and businesses, net	(1.3)	(0.2)	—	—	(1.1)	(0.02)
Restructuring charges	3.7	0.9	—	—	2.8	0.04
Acquisition-related costs	0.5	0.1	—	—	0.4	0.01
Non-cash asset impairment charges	0.8	—	—	—	0.8	0.02
Non-cash pension settlement charges	0.4	0.1			0.3	—
Excluding Adjustments	$100.8	$26.6	$(1.0)	$4.3	$70.9	$1.20	26.4%

Nine months ended July 31, 2019	$180.3	$58.3	$(2.4)	$18.4	$106.0	$1.80	32.3%
Gain on disposal of properties, plants, equipment and businesses, net	(4.1)	(0.6)	—	(2.5)	(1.0)	(0.02)
Restructuring charges	20.3	4.5	—	0.1	15.7	0.27
Debt extinguishment charges	22.0	5.3	—	—	16.7	0.28
Acquisition-related costs	22.2	4.3	—	—	17.9	0.30
Non-cash asset impairment charges	2.1	—	—	—	2.1	0.04
Tax net benefit resulting from the Tax Reform Act	—	(3.2)	—	—	3.2	0.05
Excluding Adjustments	$242.8	$68.6	$(2.4)	$16.0	$160.6	$2.72	28.3%

Nine months ended July 31, 2018	$213.4	$31.2	$(1.8)	$14.7	$169.3	$2.88	14.6%
Gain on disposal of properties, plants, equipment and businesses, net	(7.4)	(0.9)	—	—	(6.5)	(0.11)
Restructuring charges	13.8	2.8	—	0.2	10.8	0.18
Acquisition-related costs	0.7	0.2	—	—	0.5	0.01
Non-cash asset impairment charges	4.1	0.7	—	—	3.4	0.06
Non-cash pension settlement charges	0.4	0.1			0.3	—
Tax net benefit resulting from the Tax Reform Act	—	33.4	—	—	(33.4)	(0.57)
Excluding Adjustments	$225.0	$67.5	$(1.8)	$14.9	$144.4	$2.45	30.0%

The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended July 31,
(in millions)	2019	2018	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$1,252.6	$1,012.1	$240.5	23.8%
Currency Translation	19.7	N/A
Net Sales Excluding the Impact of Currency Translation	$1,272.3	$1,012.1	$260.2	25.7%
Rigid Industrial Packaging & Services
Net Sales	$642.1	$687.6	$(45.5)	(6.6)%
Currency Translation	16.2	N/A
Net Sales Excluding the Impact of Currency Translation	$658.3	$687.6	$(29.3)	(4.3)%
Flexible Products & Services
Net Sales	$74.5	$82.6	$(8.1)	(9.8)%
Currency Translation	3.2	N/A
Net Sales Excluding the Impact of Currency Translation	$77.7	$82.6	$(4.9)	(5.9)%

	Nine months ended July 31,
(in millions)	2019	2018	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$3,362.9	$2,886.1	$476.8	16.5%
Currency Translation	86.1	N/A
Net Sales Excluding the Impact of Currency Translation	$3,449.0	$2,886.1	$562.9	19.5%
Rigid Industrial Packaging & Services
Net Sales	$1,871.6	$1,965.7	$(94.1)	(4.8)%
Currency Translation	72.6	N/A
Net Sales Excluding the Impact of Currency Translation	$1,944.2	$1,965.7	$(21.5)	(1.1)%
Flexible Products & Services
Net Sales	$226.6	$246.7	$(20.1)	(8.1)%
Currency Translation	13.3	N/A
Net Sales Excluding the Impact of Currency Translation	$239.9	$246.7	$(6.8)	(2.8)%

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2019 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2019 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$344.9	$384.9
Cash paid for purchases of properties, plants and equipment	(150.0)	(170.0)
Free cash flow	$194.9	$214.9
Cash paid for acquisition-related costs	30.0	30.0
Cash paid for debt issuance costs	5.1	5.1
Adjusted free cash flow	$230.0	$250.0

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2019 MODELING ASSUMPTIONS
UNAUDITED

(in millions)	Fiscal 2019 Modeling Assumptions Reported at Q2	Fiscal 2019 Modeling Assumptions Reported at Q3
Depreciation & amortization expense	$195 - $205	$205 - $215
Interest expense, net	$115 - $120	$110 - $115
Other expense, net	$15 - $20	$0 - $5
Net income attributable to noncontrolling interest	$18 - $22	$18 - $22
Tax rate excluding the impact of special items	28% - 32%	28% - 32%
Capital expenditures	$160 - $180	$150 - $170